Exhibit 99

VF Reports Second Quarter Fiscal 2020 Results; Raises Dividend and Reaffirms Full Year Fiscal 2020 Outlook

  Revenue from continuing operations increased 5 percent (up 7 percent in constant dollars) to $3.4 billion; excluding acquisitions and divestitures, adjusted revenue increased 6 percent (up 8 percent in constant dollars);
  Active segment revenue increased 9 percent (up 11 percent in constant dollars) including a 14 percent (16 percent in constant dollars) increase in Vans® brand revenue; Outdoor segment revenue increased 4 percent (up 6 percent in constant dollars) including an 8 percent (10 percent in constant dollars) increase in The North Face® brand revenue;
  International revenue increased 4 percent (up 8 percent in constant dollars); China revenue increased 20 percent (up 24 percent in constant dollars);
  Direct-to-Consumer revenue increased 11 percent (up 13 percent in constant dollars); Digital revenue increased 15 percent (up 17 percent in constant dollars);
  Gross margin from continuing operations increased 90 basis points to 52.9 percent; on an adjusted basis, gross margin increased 90 basis points to 53.1 percent;
  Earnings per share from continuing operations was $1.61. Adjusted earnings per share from continuing operations increased 6 percent (up 8 percent in constant dollars) to $1.26;
  Full year fiscal 2020 adjusted revenue from continuing operations still expected to approximate $11.8 billion, reflecting growth of approximately 6 percent (8 percent on a constant dollar basis, excluding acquisitions and divestitures);
  Full year fiscal 2020 adjusted earnings per share from continuing operations still expected to be in the range of $3.32 to $3.37, reflecting growth of 16 percent to 18 percent (19 percent to 21 percent on a constant dollar basis, excluding acquisitions and divestitures); and,
  Quarterly dividend increased by 12 percent to $0.48 per share.

DENVER--(BUSINESS WIRE)--October 25, 2019--VF Corporation (NYSE: VFC) today reported financial results for its second quarter ended September 28, 2019. All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Kontoor Brands Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading “Adjusted Amounts - Excluding Icebreaker®, Altra® and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions, and the Impact of Swiss Tax Legislation.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

“We're pleased with the strength of our second quarter and first half results, driven by our two largest brands and our international and direct-to-consumer platforms," said Steve Rendle, Chairman, President and Chief Executive Officer. "The quality and fundamentals of our business remain solid as a result of the focus and strategic execution of our business teams around the globe. Despite an increasingly uncertain geopolitical and macroeconomic environment, we are confident in the trajectory of our business as we move into the second half of our fiscal year, as reaffirmed by our outlook. We remain deeply committed to transforming VF into a more consumer-minded and retail-centric organization while delivering superior returns to shareholders."

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. The “constant dollar” amounts also exclude the impact of foreign currency-denominated transactions in countries with highly inflationary economies. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Kontoor Brands Business

On May 22, 2019, VF completed the spin-off of its Jeans business, which included the Wrangler®, Lee® and Rock & Republic® brands, as well as the VF OutletTM business, into an independent, publicly traded company under the name Kontoor Brands, Inc. (“Kontoor Brands”). Accordingly, the company has removed the assets and liabilities of the Jeans business as of this date and included the operating results and cash flows of the business in discontinued operations for all periods presented.

Adjusted Amounts - Excluding Icebreaker®, Altra® and Jeans Spin-Off Transaction and Deal Related Expenses, Costs Related to Office Relocations and Specified Strategic Business Decisions, and the Impact of Swiss Tax Legislation

This release refers to adjusted amounts that exclude transaction and deal related expenses associated with the acquisitions and integration of the Icebreaker® and Altra® brands. The release also refers to transaction expenses associated with the completed spin-off of the Jeans business. Total transaction and deal related expenses were approximately $9 million in the second quarter of fiscal 2020 and $22 million in the first six months of fiscal 2020.

This release also refers to adjusted amounts that exclude costs primarily associated with the previously announced relocation of VF’s global headquarters and certain brands to Denver, Colorado. The release also refers to costs related to strategic business decisions in South America and the operating results of jeanswear wind-down activities in South America following the spin-off of Kontoor Brands. Total costs were approximately $18 million in the second quarter of fiscal 2020 and $35 million in the first six months of fiscal 2020.

Adjusted amounts in this release also exclude the impact of recent Swiss tax legislation. On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during the second quarter of fiscal 2020, which resulted in adjustments to deferred tax positions of approximately $164 million for the second quarter and first six months of fiscal 2020. It is expected that additional provisions may be enacted in subsequent periods, resulting in further adjustments.

Combined, the above items positively impacted earnings per share by $0.36 during the second quarter of fiscal 2020 and $0.30 during the first six months of fiscal 2020. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Second Quarter Fiscal 2020 Income Statement Review

  Revenue increased 5 percent (up 7 percent in constant dollars) to $3.4 billion. Excluding the impact of acquisitions and divestitures and on an adjusted basis, revenue increased 6 percent (up 8 percent in constant dollars), driven by VF's two largest brands, and our international and direct-to-consumer platforms.
  Gross margin increased 90 basis points to 52.9 percent, primarily driven by favorable mix shift toward higher margin businesses and timing of net foreign currency transaction gains. On an adjusted basis, gross margin increased 90 basis points to 53.1 percent.
  Operating income on a reported basis was $579 million. On an adjusted basis, operating income increased 7 percent (up 10 percent in constant dollars) to $606 million. Operating margin on a reported basis increased 20 basis points to 17.1 percent. Adjusted operating margin increased 40 basis points to 17.9 percent.
  Earnings per share was $1.61 on a reported basis. On an adjusted basis, earnings per share increased 6 percent (up 8 percent in constant dollars) to $1.26.

Balance Sheet Highlights

Inventories were up 10 percent compared with the same period last year. During the quarter, VF also returned approximately $171 million of cash to shareholders through dividends. The company did not repurchase any shares during the second quarter and has $3.8 billion remaining under its current share repurchase authorization.

Adjusted Full Year Fiscal 2020 Outlook

VF’s outlook for full year fiscal 2020 is on an adjusted continuing operations basis unless otherwise noted, and has been updated to include the following:

  Revenue is still expected to approximate $11.8 billion, reflecting an increase of approximately 6 percent (8 percent on a constant dollar basis excluding the impact of acquisitions and divestitures). By segment, revenue for Outdoor is still expected to increase approximately 5 percent (6 percent to 7 percent on a constant dollar basis, excluding the impact of acquisitions). This compares to the previous expectation of an increase in revenue of approximately 5 percent (6 percent on a constant dollar basis, excluding the impact of acquisitions). Revenue for Active is now expected to increase approximately 8 percent to 9 percent (11 percent to 12 percent on a constant dollar basis, excluding the impact of divestitures). This compares to the previous expectation of an increase in revenue of approximately 7 percent to 8 percent (10 percent to 11 percent on a constant dollar basis, excluding the impact of divestitures). Revenue for Work is now expected to increase approximately 2 percent to 3 percent (4 percent to 5 percent on a constant dollar basis, excluding the impact of divestitures). This compares to the previous expectation of an increase in revenue of approximately 3 percent to 5 percent (4 percent to 6 percent on a constant dollar basis, excluding the impact of divestitures).
  International revenue is now expected to increase approximately 4 percent to 5 percent, or approximately 8 percent to 9 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures. This compares to the previous expectation of an increase in revenue of approximately 4 percent to 6 percent (7 percent to 9 percent on a constant dollar basis, excluding the impact of acquisitions and divestitures).
  Direct-to-consumer revenue is now expected to increase approximately 11 percent to 12 percent (12 percent to 13 percent on a constant dollar basis), including about 25 percent growth in digital. This compares to the previous expectation of an increase in revenue of approximately 10 percent to 12 percent (11 percent to 13 percent on a constant dollar basis).
  Adjusted gross margin is still expected to be 54.1 percent, which represents an estimated increase of 80 basis points.
  Adjusted operating margin is still expected to be 13.8 percent, which represents an estimated increase of approximately 90 basis points.
  Adjusted earnings per share is still expected to be in the range of $3.32 to $3.37, reflecting growth of approximately 16 percent to 18 percent (19 percent to 21 percent on a constant dollar basis, excluding acquisitions and divestitures).
  Adjusted cash flow from operations is still expected to be at least $1.3 billion.
  Other full year assumptions include an effective tax rate of approximately 15 percent to 15.5 percent and capital expenditures of approximately $400 million.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.48 per share, reflecting a 12 percent increase over the previous quarter's dividend. This dividend will be payable on December 20, 2019, to shareholders of record on December 10, 2019.

Webcast Information

VF will host its second quarter fiscal 2020 conference call beginning at 8:30 a.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on second quarter fiscal 2020 results will be available at ir.vfc.com beginning at approximately 7:30 a.m. Eastern Time today and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Forward-looking Statements

Certain statements included in this release and attachments are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; and the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

VF CORPORATION Condensed Consolidated Statements of Income (Unaudited) (In thousands, except per share amounts)

	Three Months Ended September		%	Six Months Ended September		%
	2019	2018	Change	2019	2018	Change
Net revenues	$3,393,268	$3,219,390	5%	$5,664,747	$5,356,525	6%
Costs and operating expenses
Cost of goods sold	1,597,307	1,545,391	3%	2,633,421	2,550,680	3%
Selling, general and administrative expenses	1,216,896	1,129,013	8%	2,318,969	2,147,760	8%
Total costs and operating expenses	2,814,203	2,674,404	5%	4,952,390	4,698,440	5%
Operating income	579,065	544,986	6%	712,357	658,085	8%
Interest, net	(15,827)	(26,821)	(41)%	(30,825)	(51,674)	(40)%
Other income (expense), net	(1,813)	(31,970)	*	3,785	(51,395)	*
Income from continuing operations before income taxes	561,425	486,195	15%	685,317	555,016	23%
Income tax expense (benefit)	(87,576)	70,071	*	(60,933)	77,528	*
Income from continuing operations	649,001	416,124	56%	746,250	477,488	56%
Income (loss) from discontinued operations, net of tax	—	90,997	*	(48,028)	189,991	*
Net income	$649,001	$507,121	28%	$698,222	$667,479	5%
Earnings (loss) per common share - basic (a)
Continuing operations	$1.63	$1.05	55%	$1.88	$1.21	55%
Discontinued operations	—	0.23	*	(0.12)	0.48	*
Total earnings per common share - basic	$1.63	$1.28	27%	$1.76	$1.69	4%
Earnings (loss) per common share - diluted (a)
Continuing operations	$1.61	$1.04	56%	$1.86	$1.19	56%
Discontinued operations	—	0.23	*	(0.12)	0.47	*
Total earnings per common share - diluted	$1.61	$1.26	28%	$1.74	$1.67	4%
Weighted average shares outstanding
Basic	397,751	395,892		397,239	395,029
Diluted	402,261	401,939		402,088	400,744
Cash dividends per common share	$0.43	$0.46	(7)%	$0.94	$0.92	2%

* Calculation not meaningful

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended September 2019 relate to the 13-week and 26-week fiscal periods ended September 28, 2019 and all references to periods ended September 2018 relate to the 13-week and 26-week fiscal periods ended September 29, 2018. References to March 2019 relate to the balance sheet as of March 30, 2019.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)

	September	March	September
	2019	2019	2018
ASSETS
Current assets
Cash and equivalents	$507,605	$445,119	$266,788
Accounts receivable, net	1,976,154	1,465,855	1,961,274
Inventories	1,890,716	1,432,660	1,723,057
Other current assets	400,732	433,793	582,139
Current assets of discontinued operations	—	896,030	884,696
Total current assets	4,775,207	4,673,457	5,417,954
Property, plant and equipment	871,601	915,177	893,811
Goodwill and intangible assets	3,449,155	3,513,678	3,573,044
Operating lease right-of-use asset	1,263,903	—	—
Other assets	910,489	772,755	763,762
Other assets of discontinued operations	—	481,718	481,854
Total assets	$11,270,355	$10,356,785	$11,130,425
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$484,321	$659,060	$1,564,899
Current portion of long-term debt	4,986	5,263	5,885
Accounts payable	550,700	580,867	603,575
Accrued liabilities	1,364,331	1,154,932	1,075,913
Current liabilities of discontinued operations	—	261,482	258,424
Total current liabilities	2,404,338	2,661,604	3,508,696
Long-term debt	2,090,922	2,115,884	2,150,595
Operating lease liabilities	1,028,363	—	—
Other liabilities	1,099,113	1,232,200	1,246,962
Other liabilities of discontinued operations	—	48,581	44,616
Total liabilities	6,622,736	6,058,269	6,950,869
Stockholders' equity	4,647,619	4,298,516	4,179,556
Total liabilities and stockholders' equity	$11,270,355	$10,356,785	$11,130,425

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Six Months Ended September
	2019	2018
Operating activities
Net income	$698,222	$667,479
Income (loss) from discontinued operations, net of tax	(48,028)	189,991
Income from continuing operations, net of tax	746,250	477,488
Depreciation and amortization, including operating lease right-of-use assets	321,129	129,259
Other adjustments	(1,446,070)	(702,432)
Cash used by operating activities - continuing operations	(378,691)	(95,685)
Cash provided by operating activities - discontinued operations	13,213	198,636
Cash provided (used) by operating activities	(365,478)	102,951
Investing activities
Business acquisitions, net of cash received	—	(320,405)
Proceeds from sale of businesses, net of cash sold	—	288,273
Capital expenditures	(108,596)	(129,582)
Software purchases	(25,576)	(32,710)
Other, net	59,087	(9,979)
Cash used by investing activities - continuing operations	(75,085)	(204,403)
Cash used by investing activities - discontinued operations	(2,327)	(13,924)
Cash used by investing activities	(77,412)	(218,327)
Financing activities
Net increase (decrease) from short-term borrowings and long-term debt	(171,289)	37,112
Purchases of treasury stock	—	(480)
Cash dividends paid	(373,604)	(363,851)
Cash received from Kontoor Brands, net of cash transferred of $126.8 million	906,148	—
Proceeds from issuance of Common Stock, net of shares withheld for taxes	50,659	130,114
Cash provided (used) by financing activities	411,914	(197,105)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(5,385)	(17,270)
Net change in cash, cash equivalents and restricted cash	(36,361)	(329,751)
Cash, cash equivalents and restricted cash – beginning of year	556,587	689,190
Cash, cash equivalents and restricted cash – end of period	$520,226	$359,439

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Three Months Ended September		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)	% Change Adjusted Organic (b) (c)	% Change Constant Currency and Adjusted Organic (a) (b) (c)
	2019	2018
Segment revenues
Outdoor	$1,525,937	$1,466,503	4%	6%	4%	6%	4%	6%
Active	1,413,634	1,299,961	9%	11%	9%	11%	10%	12%
Work	435,627	451,661	(4)%	(3)%	(4)%	(3)%	(1)%	(1)%
Other (d)	18,070	1,265	*	*	*	*	*	*
Total segment revenues	$3,393,268	$3,219,390	5%	7%	5%	7%	6%	8%
Segment profit
Outdoor	$256,382	$258,121	(1)%	2%
Active	388,200	351,051	11%	13%
Work	39,210	51,320	(24)%	(23)%
Other (d)	2,381	717	*	*
Total segment profit	686,173	661,209	4%	6%
Corporate and other expenses	(108,921)	(148,193)	(27)%	(26)%
Interest, net	(15,827)	(26,821)	(41)%	(41)%
Income from continuing operations before income taxes	$561,425	$486,195	15%	18%
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(c) Excludes divestitures representing the operating results of Reef® and the Van Moer business for the three months ended September 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2018" page for additional information.

(d) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results related to the sale of non-VF products and transition services related to the sales of the Reef® and Nautica® brand businesses.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)

	Six Months Ended September		% Change	% Change Constant Currency (a)	% Change Adjusted (b)	% Change Constant Currency and Adjusted (a) (b)	% Change Adjusted Organic (b) (c)	% Change Constant Currency and Adjusted Organic (a) (b) (c)
	2019	2018
Segment revenues
Outdoor	$2,136,557	$2,035,103	5%	7%	5%	7%	4%	7%
Active	2,645,760	2,436,898	9%	11%	9%	11%	12%	14%
Work	858,098	874,954	(2)%	(1)%	(2)%	(1)%	1%	1%
Other (d)	24,332	9,570	*	*	*	*	*	*
Total segment revenues	$5,664,747	$5,356,525	6%	8%	5%	7%	7%	9%
Segment profit
Outdoor	$176,112	$174,626	1%	4%
Active	695,766	620,248	12%	15%
Work	86,235	100,247	(14)%	(14)%
Other (d)	765	2,950	*	*
Total segment profit	958,878	898,071	7%	9%
Corporate and other expenses	(242,736)	(291,381)	(17)%	(17)%
Interest, net	(30,825)	(51,674)	(40)%	(40)%
Income from continuing operations before income taxes	$685,317	$555,016	23%	27%
(a) Refer to constant currency definition on the following pages.

(b) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the six months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(c) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business for the six months ended September 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2018" pages for additional information.

(d) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Includes results related to the sale of non-VF products and transition services related to the sales of the Reef® and Nautica® brand businesses.

* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Three Months Ended September 2019
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,525,937	$29,291	$1,555,228
Active	1,413,634	25,340	1,438,974
Work	435,627	2,402	438,029
Other	18,070	1,741	19,811
Total segment revenues	$3,393,268	$58,774	$3,452,042
Segment profit
Outdoor	$256,382	$6,441	$262,823
Active	388,200	7,309	395,509
Work	39,210	143	39,353
Other	2,381	(691)	1,690
Total segment profit	686,173	13,202	699,375
Corporate and other expenses	(108,921)	(25)	(108,946)
Interest, net	(15,827)	—	(15,827)
Income from continuing operations before income taxes	$561,425	$13,177	$574,602
Diluted earnings per share growth	56%	3%	59%
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The constant currency financial information also excludes the impact of foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)

	Six Months Ended September 2019
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$2,136,557	$47,173	$2,183,730
Active	2,645,760	52,194	2,697,954
Work	858,098	5,926	864,024
Other	24,332	4,214	28,546
Total segment revenues	$5,664,747	$109,507	$5,774,254
Segment profit
Outdoor	$176,112	$4,927	$181,039
Active	695,766	14,512	710,278
Work	86,235	434	86,669
Other	765	(598)	167
Total segment profit	958,878	19,275	978,153
Corporate and other expenses	(242,736)	(285)	(243,021)
Interest, net	(30,825)	—	(30,825)
Income from continuing operations before income taxes	$685,317	$18,990	$704,307
Diluted earnings per share growth	56%	3%	59%
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. The constant currency financial information also excludes the impact of foreign currency-denominated transactions in countries with highly inflationary economies. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation, and measuring foreign currency transactions in highly inflationary economies. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). Similarly, foreign currency transactions in highly inflationary economies, on a constant currency basis, are calculated using exchange rates from the comparable period of the prior year.

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Impact of Swiss Tax Act (c)	Adjusted	Contribution from Acquisition (d)	Adjusted Organic
Revenues	$3,393,268	$—	$(9,706)	$—	$3,383,562	$—	$3,383,562

Gross profit	1,795,961	37	(445)	—	1,795,553	—	1,795,553
Percent	52.9%				53.1%		53.1%

Operating income	579,065	9,477	17,945	—	606,487	—	606,487
Percent	17.1%				17.9%		17.9%

Diluted earnings per share from continuing operations (e)	1.61	0.02	0.03	(0.41)	1.26	—	1.26

Six Months Ended September 2019	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and Specified Strategic Business Decisions (b)	Impact of Swiss Tax Act (c)	Adjusted	Contribution from Acquisition (d)	Adjusted Organic
Revenues	$5,664,747	$—	$(14,021)	$—	$5,650,726	$(11,764)	$5,638,962

Gross profit	3,031,326	(630)	(2,613)	—	3,028,083	(4,485)	3,023,598
Percent	53.5%				53.6%		53.6%

Operating income	712,357	22,317	34,898	—	769,572	37	769,609
Percent	12.6%				13.6%		13.6%

Diluted earnings per share from continuing operations (e)	1.86	0.04	0.07	(0.41)	1.55	—	1.55

(a) Transaction and deal related costs include acquisition, integration and other costs related to the acquisitions of the Icebreaker® and Altra® brands, which totaled $9.5 million and $12.8 million for the three and six months ended September 2019, respectively. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $9.5 million, that did not meet the criteria for discontinued operations, for the six months ended September 2019. The transaction and deal related costs resulted in a net tax benefit of $2.7 million and $5.8 million in the three and six months ended September 2019, respectively.

(b) Relocation and specified strategic business decisions for the three and six months ended September 2019 include costs associated with the relocation of VF’s global headquarters and certain brands to Denver, Colorado, which totaled $15.7 million and $30.7 million for the three and six months ended September 2019, respectively. This activity includes a gain of approximately $11 million on the sale of certain office real estate and related assets in connection with the relocation, which was recorded in the three months ended June 2019. The activity also includes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands and costs related to specified strategic business decisions to cease operations in Argentina and planned business model changes in certain other countries in South America, which totaled $2.2 million and $4.2 million for the three and six months ended September 2019, respectively. The relocation and specified strategic business decisions costs resulted in a net tax benefit of $4.2 million and $8.3 million for the three and six months ended September 2019, respectively.

(c) On May 19, 2019, Switzerland voted to approve the Federal Act on Tax Reform and AHV Financing ("Swiss Tax Act"). Certain provisions of the Swiss Tax Act were enacted during the three months ended September 2019, which resulted in adjustments to deferred tax positions of $164.4 million for the three and six months ended September 2019.

(d) The contribution from acquisition represents the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The results exclude transaction and deal related costs.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 402,261,000 and 402,088,000 weighted average common shares for the three and six months ended September 2019, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes the impact of transaction and deal related costs, activity related to relocation and specified strategic business decisions and the impact of the Swiss Tax Act, and on an adjusted organic basis, which excludes the operating results of Altra® (for the two months ended May 2019). Contribution from acquisition also excludes transaction and deal related costs. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2018

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended September 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of U.S. Tax Act (c)	Adjusted	Contribution from Divestitures (d)	Adjusted Organic
Revenues	$3,219,390	$—	$—	$—	$3,219,390	$(30,584)	$3,188,806

Gross profit	1,673,999	2,891	2,948	—	1,679,838	(10,898)	1,668,940
Percent	52.0%				52.2%		52.3%

Operating income	544,986	9,151	10,716	—	564,853	743	565,596
Percent	16.9%				17.5%		17.7%

Other income (expense), net	(31,970)	32,321	—	—	351	(3)	348

Diluted earnings per share from continuing operations (e)	1.04	0.09	0.02	0.04	1.19	—	1.19

Six Months Ended September 2018	As Reported under GAAP	Transaction and Deal Related Costs (a)	Relocation and other Restructuring Costs (b)	Impact of U.S. Tax Act (c)	Adjusted	Contribution from Divestitures (d)	Adjusted Organic
Revenues	$5,356,525	$—	$—	$—	$5,356,525	$(91,852)	$5,264,673

Gross profit	2,805,845	7,214	2,948	—	2,816,007	(36,022)	2,779,985
Percent	52.4%				52.6%		52.8%

Operating income	658,085	28,306	10,716	—	697,107	(8,562)	688,545
Percent	12.3%				13.0%		13.1%

Other income (expense), net	(51,395)	32,010	—	—	(19,385)	5	(19,380)

Diluted earnings per share from continuing operations (e)	1.19	0.13	0.02	0.03	1.37	(0.02)	1.36

(a) Transaction and deal related costs include acquisition and integration costs related to the acquisitions of Williamson-Dickie and the Icebreaker® and Altra® brands, which totaled $8.4 million and $27.2 million for the three and six months ended September 2018, respectively. The costs also include separation and related expenses associated with the spin-off of the Jeans business of $0.8 million, that did not meet the criteria for discontinued operations, for the three and six months ended September 2018. Additionally, the costs included estimated non-operating losses on sale related to the divestitures of the Reef® brand and Van Moer business, totaling $32.3 million in the three and six months ended September 2018. The transaction and deal related costs resulted in a net tax benefit of $4.8 million and $8.3 million in the three and six months ended September 2018, respectively.

(b) Relocation and other restructuring costs for the three and six months ended September 2018 primarily include costs associated with the relocation of VF's global headquarters and certain brands to Denver, Colorado. The costs resulted in a net tax benefit of $2.7 million for the three and six months ended September 2018.

(c) On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act ("U.S. Tax Act"). Measurement period adjustments related to the provisional net charge were recorded during the three and six months ended September 2018, resulting in a tax expense of $15.8 million and $12.9 million for the respective periods.

(d) The contribution from divestitures represents the operating results of the Reef® brand and Van Moer business for the three and six months ended September 2018. The contribution from divestitures resulted in a net tax benefit of $0.1 million and net tax expense of $1.8 million for the three and six months ended September 2018, respectively.

(e) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impact was calculated using 401,939,000 and 400,744,000 weighted average common shares for the three and six months ended September 2018, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis, on an adjusted basis, which excludes transaction and deal related expenses, relocation and other restructuring costs and the impact of the U.S. Tax Act, and on an adjusted organic basis, which excludes the operating results of Reef® and the Van Moer business. These adjusted presentations are non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)
	Three Months Ended September 2019				Six Months Ended September 2019
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	15%	4%	28%	14%	18%	6%	27%	17%
% change constant currency*	15%	9%	31%	16%	19%	11%	32%	19%
The North Face®
% change	9%	7%	9%	8%	9%	6%	11%	8%
% change constant currency*	9%	12%	12%	10%	9%	12%	14%	10%
Timberland®
% change	9%	(12)%	4%	(1)%	8%	(11)%	3%	(1)%
% change constant currency*	9%	(7)%	6%	1%	8%	(7)%	5%	1%
Dickies®
% change	(9)%	(3)%	20%	(4)%	(3)%	(6)%	9%	(2)%
% change constant currency*	(9)%	2%	22%	(3)%	(3)%	(1)%	12%	0%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)

	Three Months Ended September 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Geographic Revenue Growth
U.S.	7%	7%	7%	7%	8%	8%
EMEA	(1)%	4%	(1)%	4%	1%	5%
APAC	14%	16%	14%	16%	14%	16%
China	20%	24%	20%	24%	20%	24%
Americas (non-U.S.)	11%	14%	7%	9%	7%	9%
International	4%	8%	3%	7%	4%	8%
Global	5%	7%	5%	7%	6%	8%

	Six Months Ended September 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Geographic Revenue Growth
U.S.	8%	8%	8%	8%	9%	9%
EMEA	(2)%	3%	(2)%	3%	0%	5%
APAC	13%	17%	13%	17%	13%	17%
China	21%	26%	21%	26%	21%	26%
Americas (non-U.S.)	9%	12%	5%	8%	6%	8%
International	3%	8%	3%	7%	4%	9%
Global	6%	8%	5%	7%	7%	9%

	Three Months Ended September 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Channel Revenue Growth
Wholesale (c)	3%	5%	3%	5%	4%	6%
Direct-to-consumer	11%	13%	11%	12%	11%	12%
Digital	15%	17%	15%	17%	16%	18%

	Six Months Ended September 2019
	% Change	% Change Constant Currency*	% Change Adjusted (a)	% Change Constant Currency and Adjusted*(a)	% Change Adjusted Organic (a) (b)	% Change Constant Currency and Adjusted Organic*(a) (b)
Channel Revenue Growth
Wholesale (c)	3%	5%	2%	4%	5%	7%
Direct-to-consumer	12%	14%	12%	14%	12%	14%
Digital	19%	22%	19%	22%	20%	23%

	As of September
	2019	2018
DTC Store Count
Total	1,413	1,389
*Refer to constant currency definition on previous pages.

(a) Excludes the operating results of jeanswear wind down activities in South America post the separation of Kontoor Brands for the three and six months ended September 2019. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" page for additional information.

(b) Excludes the operating results of Altra® for the two months ended May 2019, which reflects the one-year anniversary of the acquisition. The change also excludes divestitures representing the operating results of Reef® and the Van Moer business for the three and six months ended September 2018. Refer to Non-GAAP financial information on "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2019" and "Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2018" pages for additional information.

(c) Royalty revenues are included in the wholesale channel for all periods.

Contacts

VF Corporation
Joe Alkire, 720-778-4051
Vice President, Corporate Development, Investor Relations and Treasury
or
Craig Hodges, 720-778-4116
Vice President, Corporate Affairs